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                                                                       EXHIBIT A

                        AGREEMENT REGARDING JOINT FILING


     The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, and BVF Partners L.P., a Delaware limited partnership, hereby agree and acknowledge that the amended statement containing the information required by Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any amendments or supplements thereto shall also be filed on behalf of each of them.


     Dated:  March 1, 1996


                                   BIOTECHNOLOGY VALUE FUND, L.P.

                                   By: BVF Partners L.P., its general partner

                                       By: BVF Inc., its general partner


                                           By: /s/ MARK N. LAMPERT
                                               --------------------------------
                                               Mark N. Lampert, President


                                   BVF PARTNERS L.P.

                                   By: BVF Inc., its general partner


                                       By: /s/ MARK N. LAMPERT
                                           ------------------------------------
                                           Mark N. Lampert, President


                                   BVF INC.

                                   By: /s/ MARK N. LAMPERT
                                       ----------------------------------------
                                       Mark N. Lampert, President